UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2015, Flowserve Corporation, a New York corporation (the “Company”), entered into a second amendment (the “Amendment”) to its existing credit agreement, dated August 20, 2012, as supplemented or otherwise modified from time to time (the “Credit Agreement”). The parties to the Credit Agreement are the Company, Bank of America, N.A., as swingline lender, letter of credit issuer and administrative agent, and the other lenders party thereto.

The Amendment made changes to the Credit Agreement to:

1)	extend the maturity date of the term loan facility and the revolving credit facility to October 14, 2020, from October 4, 2018;

2)	decrease the sublimit for commercial letters of credit to $250 million, and the sublimit for financial standby letters of credit to $125 million;

3)	decrease the sublimit for performance letters of credit to $750 million;

4)	decrease the commitment fee to 15 basis points; and

5)	Amend the definition of “Guarantors” and remove the definition of “Guaranty Release Condition”.

All other material terms of the Credit Agreement remain the same and are described in more detail in the Company’s Current Reports on Form 8-K previously filed on August 20, 2012, and October 4, 2013, relating to the Credit Agreement.

The descriptions of the provisions of the Amendment and the Credit Agreement are summary in nature and are qualified in their entirety by reference to the full and complete terms of the definitive agreements. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item 2.03 are incorporated herein by reference to the disclosures contained under Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated October 14, 2015, among Flowserve Corporation, Bank of America, N.A., as administrative agent, and the other lenders referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: October 19, 2015	By:	/s/ Carey A. O’Connor
Carey A. O’Connor
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated October 14, 2015, among Flowserve Corporation, Bank of America, N.A., as administrative agent, and the other lenders referred to therein.